UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2009

CC MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Basse

San Antonio, TX 78209

(Address of Principal Executive Offices, Including Zip Code)

210-822-2828

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 31, 2009, CC Media Holdings, Inc., the parent company of Clear Channel Communications, Inc. (“Clear Channel”), issued a press release announcing that Clear Channel’s indirect, wholly-owned subsidiary, CC Finco, LLC (“CC Finco”), commenced a cash tender offer (the “Tender Offer”) for up to $200,000,000 aggregate purchase price (the “Maximum Payment Amount”) of certain of Clear Channel’s outstanding senior notes on the terms and conditions set forth in the CC Finco Offer to Purchase dated July 31, 2009 (the “Offer to Purchase”). At any time during the Tender Offer, CC Finco may, in its sole discretion, increase the Maximum Payment Amount by up to $100,000,000 upon the terms and conditions set forth in the Offer to Purchase.

A copy of the press release, which describes the Tender Offer in greater detail, is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of CC Media Holdings, Inc. issued July 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: August 3, 2009	By:	/s/ Herbert W. Hill, Jr.
	Name:	Herbert W. Hill, Jr.
	Title:	Senior Vice President, Chief Accounting Officer
and Assistant Secretary